UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2005

FAMOUS DAVE’S OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8091 Wallace Road, Eden Prairie, MN		55344

(Address of principal executive offices)		(Zip Code)

(952) 294-1300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURE

Item 8.01. Other Events.

     On December 20, 2004, the registrant filed a current report on Form 8-K (Item 2.03) disclosing that a subsidiary of the registrant was named as a defendant in a lawsuit filed in the Court of Common Pleas, Warren County, Ohio that related to, among other things, various alleged defaults by a franchisee of the registrant under its Middletown, Ohio lease and defaults by the registrant’s subsidiary under a related guaranty agreement. On January 25, 2005, the registrant entered into a settlement agreement pursuant to which the plaintiffs in the lawsuit released all claims asserted against the registrant and its subsidiaries with prejudice in exchange for a payment of $325,000. In addition, the plaintiffs released and terminated the subject guaranty and all rights thereunder. The registrant intends to seek reimbursement for the amounts paid through the pursuit of available remedies.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAMOUS DAVE’S OF AMERICA, INC. (REGISTRANT)
Date: January 27, 2005	By:	/s/ Diana G. Purcel
		Name:	Diana G. Purcel
		Title:	Vice President and Chief Financial Officer